Exhibit 99.1

Manitex International Agrees to Acquire PM-Group, S.p.A., of Modena,

Italy with Over $100 Million in Global Annual Revenues

Knuckle Boom Cranes Highlight New Product Line Additions

Transaction Expected to Close in Fourth Quarter 2014

Management Will Host Conference Call Today at 11:00 AM ET

Bridgeview, IL, July 21, 2014 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized material and container handling equipment, today announced that it has reached an agreement to acquire PM Group S.p.A. “PM” based in San Cesario sul Panaro, Modena, Italy. The agreement is subject to pending Italian court approval of a debt restructuring plan.

Consideration of $107 million in aggregate is to be paid as follows:

•	$24 million in cash provided by a new Manitex term loan with current Manitex bankers;

•	$15 million in new equity issuance (approximately 1 million MNTX shares) distributed primarily to current PM banks;

•	$68 million in assumed debt and liabilities which includes working capital facilities for PM

Trailing Twelve Months (TTM) Revenues for PM through June 2014 was approximately $106 million with EBITDA margins consistent with those of Manitex, approximately 9% of sales. The acquisition is expected to close in the fourth quarter of 2014, upon Italian Court approval and management expects this to be immediately accretive to Manitex International’s net earnings in 2014.

PM-Group S.p.A., is a leading Italian manufacturer of truck mounted hydraulic knuckle boom cranes with a 50-year history of technology and innovation, and a product range spanning more than 50 models. Its largest subsidiary, Oil & Steel, “O&S”, is a manufacturer of truck-mounted aerial platforms with a diverse product line and an international client base. Combined, O&S and PM add nearly 510,000 square feet of assembly and manufacturing space, spread between its two locations in San Cesario S/P, Modena, and in Arad, Romania, and sell to a broad dealer network, worldwide.

David Langevin, Chairman and Chief Executive Officer of Manitex, commented, “In PM-Group we have again found an exceptional opportunity to add new branded product lines, enhance our earnings power, and create value for our shareholders. PM is a substantial company that has performed very well despite a depressed European economy and a very heavy debt load incurred from its 2008 LBO refinancing. With the restructuring of its debt, which includes a reduction of more than $65 million, and evidence of the beginnings of a European recovery, we believe that this is a very attractive acquisition for us from a financial standpoint. This acquisition also expands our product portfolio nicely, enabling us to offer our dealers both straight-mast and knuckle boom cranes, each with unique benefits, functionality, and niche market applications.”

Mr. Langevin continued, “The combination of Manitex International and PM-Group results in a company with annual pro forma revenues in excess of $350 million and EBITDA margins that are consistent with our historical EBITDA margins. PM has excellent management, global distribution with particular strength in South America, Europe and Africa and a product portfolio that we can introduce to Manitex’s strong North America distribution network which we believe will allow for further growth in sales and EBITDA in 2015 and beyond.”

Conference Call Today:

Manitex International’s management team will conduct a conference call open to the public today at 11:00 AM ET to discuss the transaction in further detail and conduct a question and answer (Q&A) session. To participate in the teleconference call, please dial 1-800-839-7875 (domestic) at least five minutes before the start time, or by dialing 1-913-312-4373 for international callers. The call will be broadcast over the internet with an accompanying slide presentation in the Investor Relations section of Manitex International’s website, www.manitexinternational.com.

About Manitex International, Inc.

Manitex International, Inc. designs, manufactures and markets a portfolio of highly engineered and customizable lifting, material and container handling equipment, spanning boom truck, telescopic, rough terrain and industrial cranes, reach stackers and associated container handling equipment, rough terrain forklifts, mobile liquid and solid containment solutions, and specialized trailers and mission oriented vehicles, including parts support. We have accumulated nearly a dozen brands since going public in 2006 and operate internationally through eight subsidiaries with design and manufacturing facilities in the USA, Canada and Italy.

Manitex Inc, in Georgetown, TX, manufactures a comprehensive line of boom truck and telescopic cranes and sign cranes, primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. Badger Equipment Company, in Winona, MN, manufactures specialized rough terrain and industrial cranes and primarily serves the needs of the construction, municipality, and railroad industries. Our Italian subsidiary, CVS Ferrari, srl, designs and manufactures a range of reach stackers and associated lifting equipment for the global container handling market. Our Manitex Liftking subsidiary is a provider of material handling equipment including the Noble straight-mast rough terrain forklift product line, Lowry high capacity cushion tired forklift as well as specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in commercial applications and by the world’s largest military and peace keeping organizations. Our subsidiary, Manitex Load King located in Elk Point, South Dakota is a manufacturer of specialized engineered trailers and hauling systems, typically used for transporting heavy equipment. Manitex Sabre based in Knox, Indiana, builds mobile specialized tanks for liquid storage and containment solutions for a variety of end markets such as petrochemical, waste management and oil and gas drilling. Manitex Valla located in Piacenza, Italy, manufactures a full range of mobile precision pick and carry cranes from 2 to 90 tons, using electric, diesel, and hybrid power options with configurable special applications designed specifically to meet the needs of its customers.

Our Crane and Machinery division is a Chicago based distributor of cranes including Terex truck and rough terrain cranes, PM knuckle boom cranes and our own Manitex International brands. Crane and Machinery provides aftermarket service in its local market as well as being a leading distributor of OEM crane parts, supplying parts to customers throughout the United States and internationally. The division also provides a wide range of used and refurbished lifting and construction equipment of various ages and conditions as well as operating a rental fleet of equipment to the Tri-state area.

Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Hayden IR
David Langevin	Peter Seltzberg
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	646-415-8972
djlangevin@manitexinternational.com	peter@haydenir.com